February 27, 2008 Fannie Mae 2007 10-K Investor Summary Exhibit 99.2

These materials present tables and other information about Fannie Mae, including information contained in Fannie Mae's Annual Report on Form 10-K for the year ended December 31, 2007. These materials should be reviewed together with the 2007 10-K, copies of which are available on the company's Web site at www.fanniemae.com under the "Investor Relations" section of the Web site. More complete information about Fannie Mae, its business, business segments, financial condition and results of operations is contained in its 2007 Forms 10-K, which also includes more detailed explanations and additional information relating to the information contained in this presentation. Footnotes to the included tables have been omitted.

Disclaimer/Safe Harbor This presentation includes forward-looking statements, including statements relating to our future capital position, financial performance and condition, ability to take advantage of business opportunities, market share and credit losses; our strategy; the fair value of our net assets; and our expectations regarding the housing, credit and mortgage markets and our future credit loss ratio. Future results may differ materially from what is indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, greater than expected delinquencies and credit losses on the mortgages we hold or guaranty; impairments, delinquencies and losses on subprime and Alt-A mortgage loans that back our private-label mortgage-related securities investments; further declines in home prices in excess of our current expectations; a recession or other economic downturn; a default by one or more of our significant institutional counterparties on its obligations to us; the loss of business volume from any of our key lender customers; widening of credit spreads; and changes in interest rates, as well as others described in the "Risk Factors" sections in Fannie Mae's annual report on Form 10-K for the year ended December 31, 2007, and in its reports on SEC Form 8-K. Other terms used but not defined in this presentation may be defined in our annual report on Form 10-K for the year ended December 31, 2007.

2007 results accurately reflect the most severe housing dislocation in decades. The market did provide opportunities for Fannie Mae, particularly in our guaranty business. Our primary focus is protecting our capital, mitigating losses and taking steps to emerge from the crisis on solid footing. We are well-positioned to continue our vital role and mission, but expect another very tough year. Despite market challenges, have continued to meet key milestones. Met all obligations under Consent Agreement. 1

Consolidated Financial Results 2

Net Interest Income/Yield Net interest income significantly lower as net interest yield declines. Net interest yield increased modestly in Q4 2007 due to lower debt costs. Reclassification of float income to trust management income beginning in November 2006, reduced net interest yield by 7 bps in 2007. Full Year Sequential Quarters 85 bps 57 bps 52 bps 3 58 bps Net Interest Income ($mm) $6,752 $4,581 $1,058 $1,136

Guaranty Fee Income Certain prior period amounts previously included as a component of "fee and other income" have been reclassified to "guaranty fee income" to conform to the current period presentation Accretion of previously recognized losses on certain guaranty contracts increased guaranty fee income by $603 million in 2007 and $329 million in 2006 Growth in guaranty fee income driven primarily by growth in outstanding MBS and an increase in average effective guaranty fee rate. Price increases go into effect on March 1, 2008 - expected to have approximately 10 bps positive impact on new business. 22.2 bps 23.7 bps 22.8 bps Full Year Sequential Quarters 4 28.5 bps Guaranty Fee Income ($mm) $4,250 $5,071 $1,232 $1,621

Net impact of losses on certain guaranty contracts increased to $821 million from $110 million, due to wider market credit spreads. In Q4, 2007, accretion of prior losses on certain guaranty contracts increased, substantially offsetting the impact of new losses on certain guaranty contracts. We expect these trends to continue in 2008. (1) Does not factor in amortization of credit enhancement expense recorded in other expenses Losses on Certain Guaranty Contracts 5

Investment Gains/(Losses), Net 6 Transaction related gains/losses effectively offset in 2007. Increase in losses on trading securities driven by credit spread widening, more than offsetting the positive effects of declining yields. Investment losses, net, increased in 2007. Key drivers included:

Security Impairments At December 31, 2007, the company changed its intent to hold LIP and certain agency securities until they recovered, and accordingly recognized impairment of $620 million. These securities were transferred from available for sale (AFS) to trading on January 1, 2008 with our adoption of the fair value option. We recorded $160 million of other-than-temporary impairment on $1.7 billion of unpaid principal balance of subprime private-label securities classified as AFS because we concluded that we did not have the intent to hold to recovery or it was no longer probable that we would collect all of the contractual principal and interest amounts due. 7

Effect on Earnings of Significant Market-Based Valuation Adjustments Declines in interest rates Credit spreads widening and reduced levels of liquidity in the mortgage and credit markets, causing significant losses Developed work-out option not requiring the purchase of loans from trusts and working on other options Increasing guaranty fee pricing Moving selected agency MBS to trading accounts Evaluating hedge accounting Fair Value Items 8 Principal reasons for fair value declines: Actions to reduce volatility associated with these items:

Credit-Related Expenses/Credit Loss Performance Metrics Credit loss ratio (excluding the impact of SOP 03-3) increased to 5.3 bps from 2.2 bps A key driver of the increase in credit losses and expenses was weakness in the housing markets The company now expects a credit loss ratio in 2008 of 11 to 15 basis points, factoring in a significant increase in loan default and severity rates, and a significant increase in acquisitions of foreclosed properties, as well as a 5 to 7 percent nationwide decline in home prices. The company further expects there may also be significant regional differences in the rate of home price declines in 2008. 9

Losses on Loans Purchased from Trusts/Cure Rates Losses on loans purchased from trusts driven by an increase in number of loans purchased and a decrease in the fair value of loans. Cure rates may decline compared with 2006 rates. Re-performance Rates of Delinquent Single- Family Loans Purchased from MBS Trusts Full Year Sequential Quarter 95% 77% 72% 70% 10 (1) Includes value of primary mortgage insurance

Management Actions on Credit 11 Tightening underwriting standards / reduced participation in riskier segments Tightened eligibility requirements on riskier business Increasing FICOs, lowering LTVs and increasing documentation requirements Limiting maximum financing available in declining markets Significant reduction in Alt-A acquisitions Increased loss mitigation efforts Increased focus on work-outs Encourage servicers to ramp up workouts and outreach programs to delinquent borrowers We purchased credit enhancement on riskier loans We actively monitor our counterparties. Have enhanced collateral requirements. Credit enhancement providers Servicers

Change in Estimated Fair Value of Net Assets (Non-GAAP) 12 Fair value of net assets, excluding capital transactions, declined by $13.4 billion. Key drivers included: $6.5 billion decline in fair value of net guaranty assets, including tax-related assets, driven primarily by the market's anticipation of further deterioration of mortgage credit. Widening of mortgage-to-debt spreads caused a decline of approximately $9.4 billion in the fair value of our net portfolio. Economic earnings of the company and changes in fair value of other assets The estimated fair value of our net assets (non-GAAP) represents the estimated fair value of total assets less the estimated fair value of total liabilities. We reconcile the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP) in Appendix II (pg 35). (1) We revised the previously reported fair value of our net assets as of December 31, 2006 to conform to the current presentation, in which LIHTC partnership investments are reflected at fair value. The previously reported fair value of our net assets as of December 31, 2006 reflected the carrying amount of these investments. (Dollars in Millions)

2007 Q4 Capital Surplus - Sources and Uses of Excess Capital 13 At year-end 2007, Fannie Mae had a $3.9 billion capital surplus relative to the OFHEO-directed minimum capital requirement. Fannie Mae increased investment in our liquid investments and mortgage portfolio in Q4, consuming some of our capital surplus. Fannie Mae has the ability to manage the size of its liquid investment portfolio (LIP) or mortgage portfolio for additional capital flexibility. Return of Capital Investment Note: Q4 2007 capital surplus is a Fannie Mae estimate, and has not been certified by OFHEO

Capital Position 14 Note: YE 2007 core capital is a Fannie Mae estimate, and has not been certified by OFHEO

APPENDIX I - Credit

Home Price Growth Rate in the U.S. - Fannie Mae Index 15 -5% to -7% Forecast Based upon the Fannie Mae home price index. Growth rates are from period-end to period-end. 2006 H1 and H2 growth rates are not annualized. Note: Using the Case Shiller weighting method, our forecasted home price decline would be 7-9% (vs. 5-7%).

16 Source: Fannie Mae

New Business - reduced eligibility and increased price Credit loss mitigation Increased focus on workouts Fannie Mae employees on site with most major servicers National REO Disposition Center in Dallas, built during California mid-90's housing recession, continues to use its experience to manage servicer relationships and facilitates workouts Manage counterparty risk positions Strengthening contractual protections Requiring additional collateral from some counterparties New limits on business with some counterparties Increased depth and frequency of monitoring Focus on Minimizing Credit Losses Credit Risk Management 17

Counterparty Exposure 18

Credit Loss Rate/Delinquency Rates Higher credit loss ratio primarily due to worsening decline in home prices, particularly in the Midwest, California, Florida, Nevada, and Arizona, and economic weakness in the Midwest. Our credit loss ratio excludes the impact of SOP 03-3 Fannie Mae expects credit losses to rise to 11-15 bps in 2008, factoring in a significant increase in loan default and severity rates, and a significant increase in acquisitions of foreclosed properties, as well as a 5 to 7 percent nationwide decline in home prices * Note: Credit loss ratio is defined as [Net charge-offs (excluding impact of SOP 03-3) + Foreclosed Property Expense]/Average Guaranty Book of Business 19

Characteristics of Fannie Mae Single-Family Conventional Mortgage Credit Book of Business Product Types* Occupancy* * Data as of December 31, 2007 December 31, 2007 December 31, 2007 Single-Family Conventional Mortgage Credit Book of Business $2.5 Trillion Weighted Average FICO 721 Weighted Average Original LTV 72% Weighted Average MTM LTV 61% 90% Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 95 percent of our conventional single-family mortgage credit book of business. 20 Long Term and Intermediate Term Fixed Rate 86% Other ARMs 5% IO ARM 5% IO Fixed 3% Negam 1% Primary Residence 90% Second/Vacation Home 4% Investor 6%

Fannie Mae Subprime and Alt-A Exposure Total Exposure of $54.1 Billion Total Exposure of $350.6 Billion * Data as of December 31, 2007 Subprime $324.7B Alt-A 21 PLS Portfolio Investment $32.0 B PLS Wrap $13.8 B Purchased or Guaranteed Loans $8.3 B Purchased or Guaranteed Loans $317.5 B PLS Portfolio Investment $32.5 B PLS Wrap $0.6 B ($9.4 B Held in Portfolio) (None Held in Portfolio)

Fannie Mae Credit Profile by Key Product Features Note: Categories are not mutually exclusive, so numbers are not additive across columns Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business 22 Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 95 percent of our conventional single-family mortgage credit book of business.

Single-Family delinquency rates by State and region 23

Fannie Mae Credit Profile by Vintage and Key Product Features Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by Vintage 24 Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 95 percent of our conventional single-family mortgage credit book of business.

Fannie Mae Credit Profile by State Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by State 25 Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 95 percent of our conventional single-family mortgage credit book of business.

Fannie Mae Subprime and Alt-A Exposure - Securities/Wraps As of February 22, 2008, all of our private-label mortgage-related securities backed by Alt-A mortgage loans were rated AAA and none had been downgraded. However, since the end of 2007 through February 22, 2008, approximately $1.3 billion of our Alt-A private label mortgage-related securities had been placed under review for possible credit downgrade or on negative watch. As of February 22, 2008, the credit ratings of several subprime private-label mortgage-related securities held in our portfolio with an aggregate unpaid principal balance of $8.4 billion as of December 31, 2007 were downgraded below AAA of which $63 million or 0.2% of our total subprime securities had ratings below investment grade. Of the $8.4 billion that have been downgraded, $6.2 billion are on negative watch for further downgrade. In addition, approximately $10.2 billion or 32% of our subprime private-label mortgage-related securities had been placed under review for possible credit downgrade or are on negative watch as of February 22, 2008. 26

Home Price Growth/Decline and Fannie Mae Real Estate Owned (REO) in Key States On a national basis, REO net sales price compared with unpaid principal balance of mortgage loan has decreased from 93% in 2005 to 89% in 2006 to 78% in 2007, driving an increase in loss severity. Single-family REO and Home Price Statistics for Selected States 1 Based on Fannie Mae Internal HP Index 27 1

APPENDIX II - Other

2007 Income Statement by Segment 28 (Dollars in Millions) (Dollars in Millions)

2007 Net Revenues/Income by Segment 29 (Dollars in Millions)

Changes in Risk Management Derivative Assets (Liabilities) at Fair Value, Net 30 (2) Reflects net of derivatives assets at fair value and derivative liabilities at fair value, as recorded in our condensed consolidated statement of operations, excluding mortgage commitments. (1) The original fair value at termination and related weighted average life in years at termination for those contracts with original scheduled maturities during or after 2007 and 2006 were $12.5 billion and 15.2 years and $13.9 billion and 9.7 years, respectively. Money spent to purchase option Money spent to terminate swaps Swap Accruals

Fee and Other Income 31 Foreign currency translation losses are offset by corresponding net gains on foreign currency swaps, which are recognized in "Derivatives fair value gains (losses), net".

Note: Credit loss ratio for all periods excludes the impact of SOP 03-3, which requires that loans purchased out of MBS trusts be marked to fair value at the time of acquisition. Selected Financial and Operating Statistics 32 Refer to 2007 10-K, Item 6 for definitions of ratios in above table

Mortgage Securities - Held For Trading *$ amounts in billions **gains/(losses) pre-tax Product UPB 12.31.2007 Fair Value Adoption 01.01.2008 Total Spread Sensitivity (OAS +1 bp) Rate Sensitivity (+ 1 bp) Fixed Rate MBS 21.5 18.3 39.8 (0.014) (0.012) ARM MBS 7.4 0.0 7.4 (0.002) (0.001) Agency CMO 14.2 0.0 14.2 (0.005) (0.003) PLS 10.0 0.0 10.0 (0.002) (0.001) CMBS 11.0 0.0 11.0 (0.007) (0.007) Muni 0.8 0.0 0.8 (0.001) (0.001) Total Assets 64.8 18.3 83.1 (0.031) (0.025) Derivatives 881.0 - 881.0 - 0.048 Net (0.031) 0.023 33

Option Adjusted Spreads (OAS) - Lehman 34 +260 bps YOY Change +82 bps +27 bps +26 bps Source: LehmanLive(r)

35 The following sets forth a reconciliation of the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP). A more detailed reconciliation is contained in Table 33 of the 2007 Form 10-K. (1) Represents fair value increase of $11.0 billion to total assets of $893.5 billion less a fair value increase of $19.2 billion to total liabilities of $857.6 billion. (2) Represents fair value increase of $2.4 billion to total assets of $846.4 billion, plus a fair value increase of $0.2 billion to total liabilities of $802.5 billion. (Dollars in millions) Estimated Fair Value of Net Assets, net of tax effect (non-GAAP)............................... Fair value adjustments................................. Total Stockholders' Equity (GAAP)...................... As of December 31, 2007 2006 $ 35,799 8,212 $ 44,011 $ 43,699 (2,193) $ 41,506 (1) (2)